UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

Kiniksa Pharmaceuticals, Ltd.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-730430	98-1327726
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kiniksa Pharmaceuticals, Ltd.

Clarendon House

2 Church Street

Hamilton HM11, Bermuda
(808) 451-3453

(Address, zip code and telephone number, including area code of principal executive offices)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA, 02421

(781) 431-9100

(Address, zip code and telephone number, including area code of agent for service)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares $0.000273235 par value	KNSA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2021, following a review of peer group company benchmarking for the role of Chief Financial Officer, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Kiniksa Pharmaceuticals, Ltd. (the “Company”) approved the following changes in compensation for Mark Ragosa, the Company’s SVP, Chief Financial Officer, who was promoted to the role in March 2021 from VP, Interim Chief Financial Officer at the Company (and principal financial officer): (a) an increase in Mr. Ragosa’s annual salary for 2021 to $423,000, and (b) an increase in his target cash bonus opportunity for 2021 to 40% of his annual salary.

In addition, Kiniksa Pharmaceuticals Corp., a wholly-owned subsidiary of the Company (“Kiniksa U.S.”), entered into a Senior Vice President level employment agreement with Mr. Ragosa (the “Employment Agreement”), which provides for his employment on an at-will basis, position, compensation, including his 2021 base salary and target cash bonus opportunity, severance benefits, as described below, and obligations of confidentiality and cooperation. Pursuant to the Employment Agreement, if Mr. Ragosa’s employment with Kiniksa U.S. is terminated as a result of his death or disability or by Kiniksa U.S. without Cause or by Mr. Ragosa for Good Reason (as such terms are defined in the Employment Agreement), then, subject to Mr. Ragosa’s execution of a release of claims and his compliance with certain confidentiality obligations and restrictive covenants, he will be entitled to receive (a) a lump sum payment equal to 9 months of his annual base salary plus $16,500, (b) a prorated portion (or, if the termination occurs during the 12 months following a change in control, 100%) of his target bonus for the year of termination, and (c) accelerated vesting of all of his then unvested time vesting equity awards that would have, absent termination, become vested within 12 months following termination (or, if the termination occurs during the 12 months following a change in control, full accelerated vesting of all of his then unvested time vesting equity awards).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINIKSA PHARMACEUTICALS, LTD.

Date: April 28, 2021	By:	/s/ Thomas Beetham
Thomas Beetham
Executive Vice President, Chief Legal Officer